UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

EP ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 997-1200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On November 10, 2014, certain affiliates of Apollo Global Management, LLC (collectively, the “Apollo Sponsor”) delivered notice to EP Energy Corporation (the “Company”) of the resignation of Mr. Sam Oh from the Company’s Board of Directors, effective November 10, 2014.   The resignation was made pursuant to the Apollo Sponsor’s director appointment and removal rights under the Company’s Stockholders Agreement, dated as of August 30, 2013, by and among the Company and the holders party thereto.  Mr. Oh’s resignation did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls or financial related matters.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EP ENERGY CORPORATION

Date: November 12, 2014	By:	/s/ Marguerite N. Woung-Chapman
Marguerite N. Woung-Chapman
Senior Vice President and General Counsel

3